Exhibit 99.1

Five Point Holdings, LLC Announces Commencement of Exchange Offer and Consent Solicitation

IRVINE, Calif., December 11, 2023 (BUSINESS WIRE) – Five Point Holdings, LLC (“Five Point” or the “Company”) (NYSE: FPH) today announced that Five Point Operating Company, LP, through which Five Point owns all of its assets and conducts all of its operations (the “Issuer”), and Five Point Capital Corp., a wholly owned subsidiary of the Issuer (together with the Issuer, the “Issuers”), commenced an offer to Eligible Holders (as defined herein) to exchange (such offer, the “Exchange Offer”) any and all of the Issuers’ outstanding 7.875% Senior Notes due 2025 (CUSIP: 33834Y AA6 / U33825 AA5; ISIN: US33834YAA64 / USU33825AA54) (the “Existing Notes”) for 10.500% Initial Rate Senior Notes due 2028 (the “New Notes”), pursuant to the terms and subject to the conditions set forth in the exchange offer memorandum and consent solicitation statement, dated December 11, 2023, in respect of the Exchange Offer and Solicitation of Consents (each, as defined below) (the “Exchange Offer Memorandum”). The New Notes will initially bear interest at a rate of 10.500% per annum and will mature on January 15, 2028. From and including November 15, 2025 to, and including, November 14, 2026, the interest rate payable on the New Notes will be increased to 11.000% per annum. From and including November 15, 2026 to, but excluding, the maturity date, the interest rate payable on the New Notes will be increased to 12.000% per annum. Any capitalized terms used in this press release without definition have the respective meanings assigned to such terms in the Exchange Offer Memorandum.

Existing Notes	CUSIP/ISIN Numbers	Principal Amount Outstanding	Early Exchange Consideration (if tendered at or prior to the Early Participation Deadline) (1)(2)	Early Participation Premium(3)	Total Consideration(1)(4)	Exchange Consideration (if tendered after the Early Participation Deadline)(5)
7.875% Senior Notes due 2025	33834Y AA6/ U33825 AA5 US33834YAA64/ USU33825AA54	$625,000,000	$950, consisting of $160 in cash and $790 principal amount of New Notes	$50 principal amount of New Notes	$160 in cash and $840 principal amount of New Notes(4)	$950 principal amount of New Notes

(1)	Assumes 100% participation on or prior to the Early Participation Deadline. The Early Exchange Consideration will be impacted by participation levels on a pro rata basis.
(2)

Early Exchange Consideration payable per each $1,000 aggregate principal amount of Existing Notes validly tendered (and not validly withdrawn) on or prior to the Early Participation Deadline will be an amount equal to $950 consisting of (i) an amount of cash equal to $100.0 million divided by the aggregate amount of Existing Notes validly tendered (and not validly withdrawn) on or prior to the Early Participation Deadline, multiplied by $1,000 plus (ii) an amount of New Notes equal to $950 less the cash consideration amount determined under clause (i) (the “Early Exchange Consideration”). The Early Exchange Consideration will be paid on the Settlement Date (as defined below).

(3)

Early Participation Premium payable per each $1,000 aggregate principal amount of Existing Notes validly tendered (and not validly withdrawn) on or prior to the Early Participation Deadline (the “Early Participation Premium”). The Early Participation Premium will be paid on the Settlement Date.

(4)

Total Consideration payable per each $1,000 aggregate principal amount of Existing Notes validly tendered (and not validly withdrawn) on or prior to the Early Participation Deadline. The Total Consideration for the Existing Notes will be payable in a combination of cash and principal amount of New Notes on the Settlement Date. The Total Consideration (i) includes the Early Exchange Consideration and Early Participation Premium, and (ii) does not include Accrued Interest (as defined below), which will be paid in cash on the Settlement Date. Holders who validly tender Existing Notes after the Early Participation Deadline but prior to the Expiration Deadline will receive only the Exchange Consideration and Accrued Interest.

(5)

Exchange Consideration payable per each $1,000 aggregate principal amount of Existing Notes validly tendered (and not validly withdrawn) after the Early Participation Deadline but on or prior to the Expiration Deadline (the “Exchange Consideration”). The Exchange Consideration will be payable only in New Notes on the Settlement Date. The Exchange Consideration does not include Accrued Interest, which will be paid in cash on the Settlement Date. Holders who validly tender Existing Notes after the Early Participation Deadline but prior to the Expiration Deadline will receive only the Exchange Consideration and Accrued Interest.

Simultaneously with the Exchange Offer, the Issuers are conducting a solicitation (the “Solicitation”) of consents (the “Consents”) from Eligible Holders of the Existing Notes to effect certain proposed amendments (the “Proposed Amendments”) to the indenture dated as of November 22, 2017, under which the Existing Notes were issued (as amended or supplemented from time to time, the “Existing Indenture”). The Proposed Amendments would provide for, among other things, the elimination of substantially all of the restrictive covenants and events of default and related provisions with respect to the Existing Notes. Eligible Holders tendering their Existing Notes in the Exchange Offer must also deliver their Consent to the Proposed Amendments and Eligible Holders delivering their Consents with respect to the Solicitation must also tender their Existing Notes in the Exchange Offer.

In connection with the Exchange Offer and Solicitation, the Issuers have entered into an agreement (the “Support Agreement”), dated December 11, 2023, with Holders representing a majority by principal amount of Existing Notes (the “Support Parties”), whereby, subject to the terms and conditions of the Support Agreement, the Support Parties have agreed to participate in the Exchange Offer and the Solicitation, which means we expect to have the necessary consents to adopt the Proposed Amendments. Additionally, other holders of the Existing Notes have expressed their intention to participate in the Exchange Offer and the Solicitation, but these indications of interest are not binding agreements or commitments to participate.

Important Dates and Times

Commencement	December 11, 2023.

Early Participation Deadline	5:00 p.m., New York City time, on December 22, 2023, unless extended or earlier terminated by the Issuers, in their sole discretion.

Withdrawal Deadline	5:00 p.m., New York City time, on December 22, 2023, unless extended or earlier terminated by the Issuers, in their sole discretion.

Expiration Deadline	5:00 p.m., New York City time, on January 10, 2024, unless extended or earlier terminated by the Issuers, in their sole discretion.

Settlement Date	Promptly following the Expiration Deadline and is expected to be the third business day after the Expiration Deadline, on January 16, 2024, unless extended (the “Settlement Date”).

Existing Notes tendered for exchange on or prior to the Early Participation Deadline may be validly withdrawn, and the related Consents may be validly revoked, at any time prior to 5:00 p.m., New York City time, on December 22, 2023, unless extended by the Issuers, in their sole discretion (the “Withdrawal Deadline”).

Eligible Holders who validly tender Existing Notes and deliver Consents, and do not validly revoke such tenders and Consents, on or prior to 5:00 p.m., New York City time, on December 22, 2023, unless extended or earlier terminated by the Issuers, in their sole discretion (the “Early Participation Deadline”), and whose Existing Notes are accepted for exchange by the Issuers will receive for each $1,000 aggregate principal amount of Existing Notes validly tendered (and not validly withdrawn) on or before the Early Participation Deadline, $1,000 (which amount includes the Early Participation Premium and the Early Exchange Consideration, the “Total Consideration”), a portion of which will be payable in cash and the remainder of which will be payable in principal amount of New Notes.

The Early Participation Premium for each $1,000 aggregate principal amount of Existing Notes validly tendered (and not validly withdrawn) on or prior to the Early Participation Deadline will be equal to $50 principal amount of New Notes, payable on the Settlement Date.

The Early Exchange Consideration for each $1,000 aggregate principal amount of Existing Notes validly tendered (and not validly withdrawn) on or prior to the Early Participation Deadline will be an amount equal to $950 consisting of (i) an amount of cash equal to $100.0 million divided by the aggregate amount of Existing Notes validly tendered (and not validly withdrawn) on or prior to the Early Participation Deadline, multiplied by $1,000 plus (ii) an amount of New Notes equal to $950 less the cash consideration amount determined under clause (i).

The aggregate cash consideration payable as part of the Early Exchange Consideration to all Eligible Holders whose Existing Notes are validly tendered (and not validly withdrawn) on or prior to the Early Participation Deadline and whose Existing Notes are accepted for exchange will equal an aggregate of $100 million that will be paid on a pro rata basis to all Eligible Holders whose Existing Notes are validly tendered (and not validly withdrawn) on or prior to the Early Participation Deadline, and accepted for exchange. The pro rata portion of the cash consideration as part of the Early Exchange Consideration for each $1,000 aggregate principal amount of Existing Notes validly tendered (and not validly withdrawn) on or prior to the Early Participation Deadline, and accepted for exchange, will be determined at the Early Participation Deadline, based on the aggregate amount of Existing Notes validly tendered (and not validly withdrawn) on or prior to the Early Participation Deadline.

The greater the amount of Existing Notes validly tendered (and not validly withdrawn), the lower the pro rata portion of the cash consideration per $1,000 aggregate principal amount of Existing Notes tendered (and not validly withdrawn). For example: (i) if 100% of the Existing Notes outstanding are validly tendered (and not validly withdrawn) on or prior to the Early Participation Deadline, each Eligible Holder will receive, for each $1,000 aggregate principal amount of Existing Notes validly tendered (and not validly withdrawn), approximately $160.00 in cash and approximately $840.00 in aggregate principal amount of New Notes, (ii) if 80% of the Existing Notes outstanding are validly tendered (and not validly withdrawn) on or prior to the Early Participation Deadline, each Eligible Holder will receive, for each $1,000 aggregate principal amount of Existing Notes validly tendered (and not validly withdrawn), approximately $200.00 in cash and approximately $800.00 in aggregate principal amount of New Notes and (iii) if 60% of the Existing Notes outstanding are validly tendered (and not validly withdrawn) on or prior to the Early Participation Deadline, each Eligible Holder will receive, for each $1,000 aggregate principal amount of Existing Notes validly tendered (and not validly withdrawn), approximately $266.67 in cash and approximately $733.33 in aggregate principal amount of New Notes, assuming the Minimum Exchange Condition is satisfied.

Eligible Holders who validly tender Existing Notes and deliver Consents, and do not validly revoke such tenders and Consents, after the Early Participation Deadline and on or prior to 5:00 p.m., New York City time, on January 10, 2024, unless extended by the Issuers in their sole discretion (the “Expiration Deadline”), and whose Existing Notes are accepted for exchange by the Issuers will receive for each $1,000 aggregate principal amount of Existing Notes validly tendered (and not validly withdrawn), $950 aggregate principal amount of New Notes.

Eligible Holders whose Existing Notes are accepted for exchange will be paid accrued and unpaid interest on such Existing Notes from, and including, the most recent date on which interest was paid on such Holder’s Existing Notes to, but not including, the Settlement Date (the “Accrued Interest”), payable on the Settlement Date. Accrued Interest will be paid in cash on the Settlement Date. Interest will cease to accrue on the Settlement Date for all Existing Notes accepted for exchange in the Exchange Offer.

Our obligation to accept Existing Notes tendered pursuant to the Exchange Offer and Consents delivered pursuant to the Solicitation is subject to the satisfaction of certain conditions described in the Exchange Offer Memorandum, which include (i) the receipt of tenders of Eligible Holders of the Existing Notes that, in the aggregate, represent not less than 80% in aggregate principal amount of the Existing Notes outstanding prior to the Expiration Deadline (the “Minimum Exchange Condition”), (ii) the receipt of the Consents of Eligible Holders of the Existing Notes that, in the aggregate, represent greater than 50% in aggregate principal amount of the Existing Notes outstanding (the “Required Holders”), prior to the Expiration Deadline, and (iii) certain other customary conditions.

At any time after the Withdrawal Deadline and before the Expiration Deadline, if the Issuers have received the Consent from the Required Holders, the Issuers and the trustee under the Existing Indenture may execute and deliver a supplemental indenture to the Existing Indenture (the “Supplemental Indenture”). The Supplemental Indenture will give effect to the Proposed Amendments to the Existing Indenture that will be effective upon execution. However, the Supplemental Indenture, by its terms, will provide that the Proposed Amendments will not become operative unless and until the Total Consideration and the Exchange Consideration, as applicable, is paid to tendering Holders of the Existing Notes at the Settlement Date.

The Company will not receive any cash proceeds from the issuance of the New Notes in the Exchange Offer and the Solicitation. Existing Notes surrendered in connection with the Exchange Offer, and accepted for exchange, will be cancelled.

The Issuers will be entitled, on any one or more occasions, to redeem all or a part of the New Notes at a redemption price equal to 104.000% on or prior to November 14, 2024, 102.000% from and including November 15, 2024 to, but not including, November 15, 2025, and 100.000% from and including November 15, 2025 to the maturity date, plus, in each case, accrued and unpaid interest, if any, on the New Notes redeemed to, but excluding, the applicable redemption date subject to the rights of Holders of record of New Notes on the relevant record date to receive interest due on the relevant interest payment date.

The indenture governing the New Notes will contain covenants that are consistent with the indenture governing the Existing Notes except the indenture governing the New Notes will, among other things, further limit the Issuers’ ability and the ability of its restricted subsidiaries to pay dividends, redeem or repurchase the Issuers’ capital stock or redeem the Existing Notes prior to June 1, 2025, subject to certain exceptions.

The Exchange Offer is made, and the New Notes will be offered and issued, only (a) in the United States to Holders of Existing Notes who are reasonably believed to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)), in reliance upon the exemption from the registration requirements of the Securities Act, and (b) outside the United States to Holders of Existing Notes who are persons other than “U.S. persons” (as defined in Rule 902 under the Securities Act) in reliance upon Regulation S under the Securities Act and who are non-U.S. qualified offerees and eligible purchasers in other jurisdictions as set forth in the Exchange Offer Memorandum. The Exchange Offer is made, and the New Notes will be offered and issued, in Canada on a private placement basis to holders of Existing Notes who are “accredited investors” and “permitted clients,” each as defined under applicable Canadian provincial securities laws, that in each case are not individuals.

Holders who have duly completed an eligibility letter certifying that they are within one of the categories described in the immediately preceding sentences are authorized to receive and review the Exchange Offer Memorandum and to participate in the Exchange Offer and the Solicitation (such holders, “Eligible Holders”). Holders who desire to obtain and complete an eligibility letter should either visit the website for this purpose at www.dfking.com/fivepoint, or call D.F. King & Co., Inc., the Information Agent and Exchange Agent for the Exchange Offer and the Solicitation of Consents, at +1 (800) 578-5378 (toll free), +1 (212) 269-5550 (banks and brokers), or email at fivepoint@dfking.com.

This press release does not constitute an offer to buy or the solicitation of an offer to sell the Existing Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This press release does not constitute an offer to sell or the solicitation of an offer to buy the New Notes, nor shall there be any sale of the New Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. The New Notes will not be registered under the Securities Act or the securities laws of any state and may not be offered or sold in the United States absent registration or an exemption from the registration requirements of the Securities Act and applicable state securities laws.

None of the Company, the dealer managers, the trustee, any agent or any affiliate of any of them makes any recommendation as to whether Eligible Holders should tender or refrain from tendering all or any portion of the principal amount of such Eligible Holder’s Existing Notes for New Notes in the Exchange Offer or Consent to any of the Proposed Amendments to the Existing Indenture in the Solicitation. Eligible Holders will need to make their own decision as to whether to tender Existing Notes in the Exchange Offer and participate in the Solicitation and, if so, the principal amount of Existing Notes to tender.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes forward-looking statements, including statements about the contemplated Exchange Offer and Solicitation, that are subject to risks and uncertainties. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “would,” “result” and similar expressions that do not relate solely to historical matters are intended to identify forward-looking statements. We caution you that any forward-looking statements included in this press release are based on our current views and information currently available to us. Forward-looking statements are subject to risks, trends, uncertainties and factors that are beyond our control. Some of these risks and uncertainties are described in more detail in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. They are based on estimates and assumptions only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law.

About Five Point:

Five Point, headquartered in Irvine, California, designs and develops large mixed-use planned communities in Orange County, Los Angeles County, and San Francisco County that combine residential, commercial, retail, educational, and recreational elements with public amenities, including civic areas for parks and open space. Five Point’s communities include the Great Park Neighborhoods® in Irvine, Valencia® (formerly known as Newhall Ranch®) in Los Angeles County, and Candlestick® and The San Francisco Shipyard® in the City of San Francisco. These communities are designed to include approximately 40,000 residential homes and approximately 23 million square feet of commercial space.

Investor Relations:

Kim Tobler, 949-425-5211

kim.tobler@fivepoint.com

Media:

Eric Morgan, 949-349-1088

eric.morgan@fivepoint.com

Source: Five Point Holdings, LLC